[KeySpan Letterhead]


                                October 16, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

          KeySpan Corporation ("KeySpan") has applied to the Securities and Exchange Commission (the "Commission") for authority to acquire the issued and outstanding common stock of Eastern Enterprises ("Eastern"), pursuant to which Eastern will become a direct, wholly-owned subsidiary of KeySpan (the "Transaction"). (See File No. 70-9641) Upon consummation of the Transaction, KeySpan will register as a holding company pursuant to Section 5 of the Act. Eastern has filed a separate Application/Declaration with the Commission requesting the Commission's authorization to acquire all the issued and outstanding common stock of EnergyNorth, Inc. ("EnergyNorth") (hereafter referred to as the "ENI Transaction"). (See File No. 70-9605) If the Commission approves the ENI Transaction, upon consummation of such transaction, EnergyNorth will become a direct subsidiary of Eastern, and, therefore, an indirect subsidiary of KeySpan. The Transaction and the ENI Transaction are sometimes collectively referred to herein as the "Mergers."

          This opinion is furnished in connection with KeySpan's filing of the Application/Declaration on Form U-1, as amended, File No. 70-9699 (the "Financing Application") with the Commission under the Public Utility Holding Company Act of 1935, as amended (the "Act"). The Financing Application requests the Commission's authorization and approval, upon consummation of the Mergers and KeySpan's registration as a holding company under Section 5 of the Act, with respect to a program of external financing, credit support arrangements, and other related proposals for the KeySpan System1 for the period commencing on the date the Mergers are completed and continuing for a period of 3 years from such date (the "Authorization Period")as follows: (i) to maintain existing financings and enter into new financings including but not limited to the issuance of common stock, preferred stock, long term debt and short term debt; (ii) issuances of shares of common stock or the reissuance of shares of common stock held in treasury under dividend reinvestment and stock-based management incentive and employee benefit plans; (iii) issuances of debt securities by the Utility Subsidiaries; (iv) the maintenance of existing hedging transactions and the authority to enter into additional

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1 Capitalized  terms not otherwise  defined herein have the meaning  ascribed to them in the Financing Application.

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Securities and Exchange Commission
October 16, 2000

hedging transactions to the extent not exempt under Rule 52; (v) authorization to change any wholly-owned Subsidiary's authorized capital stock capitalization;
(vi) the acquisition by KeySpan and the Subsidiaries of the equity securities of one or more special-purpose subsidiaries organized solely to facilitate a financing and to guaranty the securities issued by such Financing Subsidiaries, to the extent not exempt pursuant to Rule 45(b) and Rule 52; (vii) authority for KeySpan to acquire, directly or indirectly, the equity securities of one or more Intermediate Subsidiaries organized exclusively for the purpose of acquiring, financing, and holding the securities of one or more existing or future Nonutility Subsidiaries, including but not limited to EWGs, FUCOs, Rule 58 Subsidiaries, or ETCs, provided that the Intermediate Subsidiaries may also provide management, administrative, project development, and operating services to such entities; (viii) authorization to invest up to 250% of KeySpan's consolidated retained earnings in EWGs and FUCOs; (ix) authority for certain Subsidiaries to continue to provide certain services to certain Subsidiaries;
(x) authority for KeySpan and its Subsidiaries to pay dividends out of capital and unearned surplus as well as paid-in-capital with respect to certain Subsidiaries, subject to certain limitations and the Subsidiaries to acquire, retire, or redeem the securities that they have issued to any associate company, any affiliate, or any affiliate of an associate company; (xi) approval for an agreement among KeySpan and the Subsidiaries to allocate consolidated income tax attributes; (xii) authorization for KeySpan and each of its Subsidiaries to maintain in effect all existing credit facilities, guarantees and equity and debt financing arrangements and to maintain outstanding all indebtedness and similar obligations created thereunder as of the date of the completion of the Mergers (including, without limitation, any credit facilities, equity or debt financing arrangements, indebtedness or similar obligations incurred in connection with or to finance the Mergers) and to amend, renew, extend, supplement and/or replace any of such credit facilities, guarantees, equity or debt financing arrangements, indebtedness or similar obligations up to the aggregate dollar amounts specified in the Financing Application, subject to the limitations set forth in the Financing Appliation; (xiii) authority for KeySpan's existing Nonutility Subsidiaries currently engaged directly or indirectly  in  certain  activities  under  Section  2(b)  of  the  Gas  Related
Activities Act of 1990 ("GRAA") to increase their investments in existing partially owned GRAA Canadian Subsidiaries pending completion of the record; and
(ix) authority to establish and operate a Utility Money Pool and a Nonutility Money Pool.

          I am general counsel to KeySpan and have acted as counsel to KeySpan in connection with the filing of the Financing Application.

          In connection with this opinion, either I or attorneys under my supervision in whom I have confidence have examined originals or copies, certified or otherwise identified to my satisfaction, of such records and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions expressed in this letter. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to me as original and the conformity to the original documents of all documents submitted to me as copies. As to any facts material to my opinion, I have, when relevant facts were not independently established, relied upon the statement contained in the Financing Application.

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Securities and Exchange Commission
October 16, 2000


          The opinions expressed below with respect to the proposed transactions described in the Financing Application are subject to the following assumptions,
qualifications,   limitations,   conditions  and  exceptions:

          A. The proposed transactions shall have been duly authorized and approved, to the extent required by the governing corporate documents and applicable state laws, by the Board of Directors of KeySpan, Eastern, EnergyNorth or of the appropriate Subsidiary, as the case may be.

          B. No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

          C. All required approvals, authorizations, consents, certificates, rulings and orders of, and all filings and registrations with, all applicable federal and state commissions and regulatory authorities with respect to the transactions proposed in the Financing Application shall have been obtained or made, as the case may be, and shall have become final and unconditional in all respects and
                    shall   remain  in  effect   (including   the  approval  and
                    authorization of the Commission under the Act) and such transactions shall have been accomplished in accordance with all such approvals, authorizations, consents, certificates, orders, filings and registrations.

          D. The Commission shall have duly entered an appropriate order with respect to the proposed transactions as described in the Financing Application granting and permitting the Financing Application to become effective under the Act and the rules and regulations thereunder.

          E. Appropriate corporate actions will have been taken by both the issuer and acquirer of the securities contemplated by the Financing Application and the documents transferring the securities will have been duly authorized, executed and delivered with all appropriate transfer or other taxes paid.

          F. The parties shall have obtained all material consents, waivers and releases, if any, required for the proposed transactions under all applicable governing corporate documents, contracts, agreements, debt instruments, indentures, franchises, licenses and permits.

          Based on the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that, in the event the proposed transactions are consummated in accordance with the Financing Application:

                    1. All state and federal laws applicable to the proposed transactions will have been complied with;

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Securities and Exchange Commission
October 16, 2000


                    2. KeySpan is a corporation validly organized, duly existing and in good standing in the State of New York. Eastern is a Massachusetts business trust validly organized, duly existing in good standing in the State of Massachusetts. Energy North is a corporation validly organized, duly existing in good standing in the State of New Hampshire;

                    3. Any securities to be issued will, in the case of stock, be validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the applicable articles of incorporation or other document defining such rights and privileges.

                    4. In the case of debt instruments and guarantees, such debt securities and guarantees will be valid and binding obligations of the issuer or guarantor in accordance with their terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting the enforceability of creditors' rights generally and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

                    5. The Applicants will legally acquire any securities or assets subject to the Financing Application.

                    6. The consummation of the proposed transactions will not violate the legal rights of the holders of any securities issued by KeySpan, or by any associate company thereof.

          I am a member of the State Bar of New York and do not purport to be an expert on, nor do I opine as to, the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America. I hereby consent to the use of this opinion as an exhibit to the Financing Application.

                                         Very truly yours,



                                         /s/Steven L . Zelkowitz
                                         -----------------------

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